Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 30, 2002

                       The Cyber Group Network Corporation
             (Exact Name of Registrant As Specified in Its Charter)


       Nevada                           000-28153               33-0901534
(State Or Other Jurisdiction     (Commission File Number)      (IRS Employer
Of Incorporation Or Organization)                            Identification No.)


                 Post Office Box 11403, San Bernardino, CA 92423
          (Address Of Principal Executive Offices, Including Zip Code)

                                  310-854-4190.
              (Registrant's Telephone Number, Including Area Code)


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Item  4.     Changes  in  Registrant's  Certifying  Accountant.

     This Form 8-K is being filed to report the change of Certifying Accountants. The client-auditor relationship between Cyber Group Network Corporation (Commission file number 000-28153) and Moore Stephens Wurth Frazer and Torbet, LLP has ceased. This action was taken because of non-payment of fees. There have been no disputes regarding accounting principles.

     Additionally, this Form 8-K is being filed to report The Cyber Group's Board of Directors resolved to retain Weinberg & Company, P.A. ("Weinberg") of Los Angeles, California and Boca Raton, Florida, as its new independent accountant to audit the registrant's financial statements.

     During Cyber Group's two most recent fiscal years, and the subsequent interim period prior to engaging Weinberg, Cyber Group did not consult Weinberg with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cyber Group's financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item  6.     Resignation  of  Board  of  Directors

     Additionally, this Form 8-K is being filed to announce the resignation of our Board of Director, Danette Garrett. Ms. Garrett's resignation is because she does not agree with the overall management and direction of the company and was effective on March 10, 2003.

     Additionally, this Form 8-K is being filed to announce the resignation of our Board of Director, Hector Berrellez. Mr. Berrellez's resignation is due to personal reasons and was effective on March 20, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE  CYBER  GROUP  NETWORK  CORPORATION



                              __________________________________________________
Date:  April 23, 2003         By:  /s/  R. Scott Cramer, Chief Executive Officer
                                        R. Scott Cramer, Chief Executive Officer


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